EXHIBIT 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



To Jefferson National Bank:


As independent public accountants, we hereby consent to the use of our report dated January 10, 1992 and to all references to our firm included in this proxy statement-propectus.



                                                   BARRY N. REIN & ASSOCIATES


Livingston, New Jersey
December 8, 1994